UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. 67th Place, Suite #5
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

Alchemy Enterprises, Ltd.
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01      COMPLETION OF ACQUISITION OF ASSETS

On November 27, 2006, the Registrant agreed to acquire a hydrogen-powered bus from Hydrogenics Corporation, located in Mississauga, Ontario, Canada, an entity not affiliated with the Registrant. The bus, which is expected to be delivered to the Registrant in December 2006, will be converted from compressed hydrogen storage to the use of the Registrant’s proprietary hydrogen-on-demand generating system. Hydrogenics will also be providing the Registrant with engineering, support and maintenance services, as required. The aggregate purchase price for the bus is US$750,000. To date, a total of US$250,000 has been paid to Hydrogenics by the Registrant upon execution of the definitive agreement.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORTION

On November 27, 2006, the Registrant files a certificate of amendment to its Articles of Incorporation with the Secretary of State of Nevada to change the name of the Registrant from “Alchemy Enterprises, Ltd.” to “Ecotality, Inc.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

3	Amendment to Articles of Incorporation

10	Purchase Order with Hydrogenics Corporation

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.
(Formerly Known As Alchemy Enterprises, Ltd.)
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	November 30, 2006
Jonathan R. Read

/s/ Harold Sciotto	Secretary	November 30, 2006
Harold Sciotto

/s/ Harold Sciotto	Treasurer	November 30, 2006
Harold Sciotto

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